3,500,000 Shares

                            CHECKPOINT SYSTEMS, INC.

                                  Common Stock

                           (par value $0.10 per Share)


                             UNDERWRITING AGREEMENT

                                                                      , 1996

NATWEST SECURITIES LIMITED
ALEX. BROWN & SONS INCORPORATED
DEUTSCHE MORGAN GRENFELL/C. J. LAWRENCE INC.
PAINEWEBBER INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
HD BROUS & CO., INC.
  As Representatives of the Several
  Underwriters named in Schedule I hereto
c/o NatWest Securities Limited
135 Bishopsgate
London EC2M 3XT
England

Ladies and Gentlemen:

                  Checkpoint Systems, Inc., a Pennsylvania corporation (the "Company"), proposes to issue and sell to the several underwriters named on
Schedule I hereto (the "Underwriters"), for whom you have been duly authorized to act as representatives (in such capacity, the "Representatives"), an aggregate of 3,500,000 shares (the "Firm Shares") of common stock of the Company, par value $.10 per share (the "Common Stock"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to grant to the Underwriters an option to purchase an additional 525,000 shares (the "Option Shares") of Common Stock. The Firm Shares and any Option Shares purchased pursuant to this Agreement are referred to herein as the "Shares."

                  This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.


                  1.       Agreements to Sell and Purchase.

                           (a)      Subject to the terms and conditions and on
the basis of the representations and warranties herein set forth, (i) the Company agrees to issue and sell to the Underwriters the Firm Shares and (ii) each of the Underwriters, severally and not



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jointly, agrees to purchase from the Company at a purchase price of $___ per
Share, the number of Firm Shares set forth opposite such Underwriter's name in
Schedule I hereto, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 9 hereof. The Underwriters agree to offer the Firm Shares to the public in the manner set forth in the Prospectus (as hereinafter defined).

                           (b)      Subject to the terms and conditions of this
Agreement, the Company hereby grants to the several Underwriters the option to purchase from the Company, solely for the purpose of covering over-allotments in the sale of Firm Shares, all or any portion of the Option Shares for a period of thirty (30) days from the date hereof or the next business day (as hereinafter defined) if the 30th day is not a business day at the purchase price per Share set forth above. Any Option Shares shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Shares other than in 100-share quantities.

                  2. Delivery and Payment for the Shares. Delivery of certificates for the Firm Shares and certificates for the Option Shares, if the option to purchase the same is exercised on or before the second business day prior to the First Closing Date (as defined below), to be purchased by the Underwriters from the Company and payment therefor shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 (or such other place as mutually may be agreed upon), at 10:00 A.M., Eastern time, on the [ ] business day after the date of this Agreement (the "First Closing Date").

                  The option to purchase Option Shares from the Company granted in Section 1(b) hereof may be exercised during the term thereof by notice in writing or by telephone (confirmed in writing) to the Company from the Representatives. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second business day after the date on which the option shall have been exercised nor later than the third business day after the date of such exercise, as determined by the Representatives, when the Option Shares are to be delivered (the "Option Closing Date"). Delivery and payment for such Option Shares are to be at the offices set forth above for delivery and payment of the Firm Shares. The First Closing Date and the Option Closing Date are herein individually referred to as a "Closing Date" and collectively referred to as the "Closing Dates."



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                  Delivery of certificates for the Shares shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters, against payment by you, for the several accounts of the Underwriters, of the purchase price therefor by certified or official bank check payable in New York Clearing House (next day) funds to the order of the Company. The certificates for the Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location in New York, New York as may be designated by you at least one full business day prior to such Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

                  3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

                           (a) The Company meets the requirements for use of
Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). A registration statement on Form S-3 (File No. 333-03177) with respect to the Shares (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Securities Act and
(iii) has become effective under the Securities Act. If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to the Representatives. For purposes of this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations together with any registration statement filed by the Company pursuant to Rule 462(b) of the Rules and Regulations; and "Prospectus" means (i) the form of prospectus relating to the Shares, as first filed pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations or (ii) the term sheet or

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abbreviated term sheet described in Rule 434(b) of the Rules and Regulations, as first filed pursuant to paragraph (7) of Rule 424(b) of the Rules and Regulations together with the last preliminary prospectus included in the Registration Statement filed prior to the Effective Time or filed pursuant to Rule 424(b) of the Rules and Regulations that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus. Any reference herein to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include all financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended
(the "Exchange Act") which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be.

                           (b)      The Registration Statement contains, and any
post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will contain, all statements which are required by the Securities Act and the Rules and Regulations; at the time of filing thereof, any Preliminary Prospectus did not, and on the Effective Date, the Registration Statement did not, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented, did not and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for inclusion therein. There is no contract or document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                           (c)      The documents incorporated or deemed to be
incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission

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thereunder (the ("Exchange Act Rules and Regulations")), and, when read together with the other information in the Prospectus, at the time the Registration Statement, and any amendments thereto, become effective and at the Effective Time, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (d)      No injunction, stop order, restraining order
or order of any nature by a federal, state or foreign court of competent jurisdiction has been issued that would prevent or interfere with the issuance of the Shares; no proceedings for the purpose of preventing or interfering with the offering of the Shares are pending, threatened or, to the Company's knowledge, contemplated by any securities or other governmental authority in any jurisdiction (including, without limitation, the Commission); and no order suspending the qualification or exemption from qualification of the Shares under the securities or Blue Sky laws of any jurisdiction is in effect and no proceeding for such purpose is pending before or threatened or, to the Company's knowledge, contemplated by the authorities of any such jurisdiction.

                           (e)      The only subsidiaries (as hereinafter de-
fined) of the Company are the entities listed on Exhibit A hereto (the "Subsidiaries"). The Company and each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of the Subsidiaries has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Prospectus. The Company and each of the Subsidiaries is duly licensed or qualified to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except for directors qualifying shares, are owned beneficially, directly or indirectly, by the Company free and clear of any security interests, liens, encumbrances, equities, claims or adverse interest of any nature except as described in the Prospectus.

                           (f)      All of the outstanding shares of Common
Stock have been, and the Shares, upon issuance and delivery and payment therefor in the manner described, will be, duly authorized and

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validly issued and all of the outstanding shares of Common Stock are, and the
Shares, upon issuance and delivery and payment therefor in the manner described, will be, fully paid and nonassessable. Other than as described in the Prospectus, there are no preemptive or other similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. The description of the Common Stock in the Prospectus is complete and accurate in all material respects. Except as described in the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

                           (g)      The consolidated financial statements of the
Company and its Subsidiaries, together with any related schedules and notes, included in the Prospectus (and any amendment or supplement thereto) present fairly the consolidated financial condition of the Company and the Subsidiaries, as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company or the Subsidiaries are required by the Exchange Act or the Exchange Act Rules and Regulations to be filed by the Company with the Commission on or prior to the date hereof or the Closing Date. Coopers & Lybrand L.L.P. (the "Accountants"), who have reported on certain of such financial statements and schedules and notes thereto, are independent public accountants to the Company and the Subsidiaries, as required by the Securities Act and the Rules and Regulations.

                           (h)      The Company and the Subsidiaries maintain a
system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (i)      Except as set forth or described in the
Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, (i) there has not been any change in the capital stock (other than exercises of options), (ii) there has not been any material increase in long-term debt

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or short-term debt of the Company, (iii) there has not been any material adverse change in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, arising for any reason whatsoever, (iv) the Company and the Subsidiaries, taken as a whole, have not incurred any liabilities or obligations, direct or contingent, nor has the Company and the Subsidiaries, taken as a whole, entered into any transactions other than pursuant to this Agreement and the transactions referred to herein, except for such liabilities, obligations or transactions as have not resulted in a Material Adverse Effect, and (v) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                           (j)      The Company is not an "investment company,"
or a company "controlled" by, or an "affiliated person" of, or "promoter" or "principal underwriter", for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                           (k)      Except as set forth in the Prospectus, there
are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of the Subsidiaries or any of their respective officers or directors in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding could reasonably be expected to result in a Material Adverse Effect.

                           (l)      Each of the Company and the Subsidiaries has
(i) all licenses, permits, consents, orders, approvals and other authorizations of any governmental or regulatory authority (collectively, "Licenses") necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business, and (iii) performed all its obligations required to be performed by it, and is not in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default), under any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which it or any of the Subsidiaries or their respective property is bound or affected, except where the failure to have such Licenses, to comply with laws, regulations or orders or to perform all obligations under contracts or other agreements would not have a Material Adverse Effect. There are no governmental proceedings or actions pending or, to the knowledge of the Company, threatened for the purpose of suspending or revoking any License. Neither the Company nor any of the Subsidiaries is in violation of their respective articles or certificate of incorporation or bylaws.

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To the Company's knowledge, no other party under any material contract or other agreement to which it is a party is in default in any material respect thereunder.

                           (m) The issuance, offering and sale of the Shares by
the Company, the execution, delivery and performance of this Agreement, the compliance by the Company of the provisions hereof, and the consummation of the other transactions herein and therein contemplated do not require the consent, approval, authorization, registration or qualification of or with any court, regulatory body, administrative agency or other governmental agency or body, except such as have been obtained and such as may be required under (i) foreign and state securities or Blue Sky laws, (ii) the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") and (iii) the rules of the New York Stock Exchange (the "NYSE").

                           (n)      The Company has full corporate power and
authority to enter into, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principals of equity and (ii) to any limitations on the enforceability of any provisions providing for indemnification or contribution by the Company in connection with any violation of any federal or state securities statutes, rules or regulations or any order issued by the Commission. The issuance, offering and sale by the Company of the Shares as contemplated by the Prospectus, the performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default (with the passage of time, giving of notice or otherwise) under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under: (i) articles or the certificate of incorporation or bylaws of the Company or any of the Subsidiaries; or (ii) any contract or other agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of its properties is bound or affected, or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries, except, in the case of clause (ii), with respect to liens, charges, encumbrances, breaches, violations, conflicts, defaults or termination or

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acceleration rights that would not have a Material Adverse
Effect.

                           (o)      The Company and its Subsidiaries own or
possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and, except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                           (p)      The Company and the Subsidiaries are (i) in
compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits,licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approval or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                           (q)      In the ordinary course of its business, the
Company identifies and evaluates costs and liabilities associated with compliance with applicable Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). The Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

                           (r)      The Company has complied with all provisions
of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                           (s)      No statement, representation, warranty or
covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was, when made, inaccurate, untrue or

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incorrect in any material respect (it being agreed that where any such representation or warranty already includes a Material Adverse Effect or materiality exception, no further materiality exception is permitted by this clause).

                           (t)      The Company has not, and, to the best of the
Company's knowledge, none of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, or which has constituted, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                           (u)     Except certain Registration Rights Agreements
dated September 6, 1994 and October 6, 1995 by and among the Company and Mallory Factor and a certain Registration Rights Agreement dated as of October 24, 1995 by and among the Company of the Company's 5 1/4% Convertible Subordinated Notes due 2005, and as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company.

                           (v) Neither the Company nor any of the Subsidiar-
ies is involved in any material labor dispute nor to the knowledge of the Company is any material labor dispute threatened, in each case, that could result in a Material Adverse Effect.

                           (w) The Company and each of the Subsidiaries
maintains reasonably adequate insurance or has reserved reasonable amounts for non-insured risks.

                           (x) Any certificate signed by any officer of the
Company or a Subsidiary and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company or such Subsidiary to the Underwriters as to the matters covered thereby.

                           (y) The Company has dealt with no broker, finder,
commission agent or other person in connection with the sale of the Shares and the transactions contemplated by this Agreement and the Prospectus, other than the Underwriters, and the Company is under no obligation to pay any broker's fee or commission in connection with such transactions, other than the commission to the Underwriters contemplated hereby.

                           (z) The Company is not a "United States real property
holding corporation" within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended (the "Code").

                           (aa) The Shares have been approved for listing, upon
notice of issuance, by the NYSE.



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                  4.       Agreements of the Company.  The Company covenants
and agrees with each of the Underwriters as follows:

                           (a) The Company shall comply with the provisions of,
and make all requisite filings with the Commission pursuant to, Rule 430A and Rule 424(b) of the Rules and Regulations and shall notify you promptly (in writing, if requested) of all such filings. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Shares; and the Company shall not file any amendment or supplement to the Registration Statement or the Prospectus (except for amendments deemed to be made upon the filing of reports required under Sections 13, 14 and 15 of the Exchange Act), which filing is not consented to by you after reasonable notice thereof, such consent not to be unreasonably withheld or delayed. The Company shall advise you promptly of its receipt of notice of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other order be issued, to obtain as soon as possible the lifting thereof.

                           (b)      The Company shall furnish to each of the
Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith, and shall furnish to the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), Preliminary Prospectus, the Prospectus and all amendments and supplements to any of such documents in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

                           (c)      The Company will comply with all the
provisions of all undertakings contained in the Registration Statement.

                           (d)      The Company consents to the use of the
Prospectus or any amendment thereto by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to

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be delivered in connection therewith. Within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and by the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or to supplement the Prospectus in order to comply with the Securities Act or to file any document, the Company shall promptly notify you and shall amend the Registration Statement or supplement the Prospectus or file such document (at the expense of the Company) so as to correct such statement or omission or to effect such compliance.

                           (e) The Company shall make generally available to its
security holders (and shall deliver to the Representatives), in the manner contemplated by Rule 158(b) of the Rules and Regulations or otherwise, as soon as practicable but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs, an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the Effective Date.

                           (f) It will arrange for the qualification of the
Shares for offer and sale under the securities or Blue Sky laws of such states of the United States as the Representatives may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Shares; provided, however, that in connection therewith the Company shall not be obligated to qualify as a foreign corporation or to execute a general consent to service of process in or become subject to taxation in any jurisdiction.

                           (g) The Company will apply the net proceeds from the
sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

                           (h) The Company will not at any time, directly or
indirectly, take any action intended, or which might reasonably be expected, to cause or result, in, or which will constitute, under the Securities Act or otherwise, stabilization of the price

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of any security of the Company to facilitate the sale or resale of the Shares.

                           (i)      The Company will, and will cause its direc-
tors and certain of its executive officers to, enter into an agreement with NatWest Securities Limited to the effect that the Company and such directors and executive officers will not for a period of 90 days after the date hereof, without the prior written consent of NatWest Securities Limited, sell, offer to sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any Shares, any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock, other than (a) the Shares, (b) shares of Common Stock issuable upon conversion of the Company's outstanding convertible debentures or upon exercise of outstanding stock options, (c) grants to employees for compensation purposes and (d) shares of Common Stock pursuant to the Company's shareholder rights Agreement.

                           (j)      The Shares will be approved for listing on
the NYSE, subject only to notice of issuance.

                  5. Representations and Warranties of the Underwriters. Upon your authorization of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms set forth in the Prospectus. NatWest Securities Limited represents and agrees that (i) it has not offered or sold and will not offer or sell any Shares to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services Act 1986 (the "UK Act"); (ii) it has complied and will comply with all applicable provisions of the UK Act with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document recieved by it in connection with the issue of Shares, other than any document which consists of all or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the UK Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  6.       Expenses.

                           (a)      Whether or not the transactions contemplated
by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives with the Company's prior written approval, all costs, expenses, fees and taxes incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs, expenses, fees and taxes of or relating to (i) the preparation and distribution of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus (including financial statements, appendices and exhibits) and any amendments or supplements thereto, (ii) the preparation, printing, engraving, issue, exchange and delivery of the Prospectus (including financial statements, appendices and exhibits) and any amendments or supplements thereto, and the Shares (iii) furnishing (including costs of shipping and mailing) such copies of the Prospectus (including financial statements, appendices and exhibits), and all amendments and supplements thereto, as may be required thereunder, (iv) the listing of the Shares on the NYSE (v) any filings required to be made by the Underwriters with the NASD in connection with the transactions contemplated by this Agreement, (vi) the qualification of the Shares for offer and sale under the securities or Blue Sky laws of such states in the United States designated pursuant to Section 4(f), including, in each case, any filing fees in connection therewith and the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and in connection with the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) counsel and accountants to the Company, (viii) the transfer agent for the Shares, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder, including (without limitation), the cost of its personnel and other internal costs, which are not otherwise provided for in this paragraph.

                           (b)      If this Agreement shall be terminated by the
Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations hereunder (other than as a result of any Representative's failure to perform any of its obligations hereunder or the Underwriters' election to terminate their obligations hereunder pursuant to Section 11(ii), (iii), (iv) or (v) hereof), the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) incurred by them in connection herewith, which costs and expenses shall not exceed $250,000 in the aggregate. The Company shall not under any circumstances, including a breach of this Agreement by the Company, be liable to the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

                  7. Conditions to Obligations of Underwriters. The obligations of the several Underwriters hereunder shall be subject to (i) the accuracy in all material respects of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (it being agreed that where any such representation or warranty already includes a Material Adverse Effect or materiality exception, no further materiality exception is permitted by this clause), (ii) to the performance by the Company of its covenants and agreements hereunder and (iii) to the following additional conditions:

                           (a)      (i) No stop order suspending the effective-
ness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or exemption from qualification of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and
(iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been prepared (except for amendments deemed to be made upon the filing of reports required under Sections 13, 14 and 15 of the Exchange Act) unless a copy thereof was first submitted to the Representatives and the Representatives shall have consented to such amendment or supplement, which consent shall not be unreasonably withheld.

                           (b)      Subsequent to the respective dates as of
which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, (i) there has not been any change in the capital stock (other than exercises of options), (ii) there has not been any material adverse increase in long-term debt or short-term debt of the Company, (iii) there has not been any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business and (iv) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                           (c)      Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could reasonably be expected to result in a Material Adverse Effect.

                           (d) The Representatives shall have received the
opinions, dated the Closing Date, from (i) Stradley, Ronon, Stevens & Young, counsel to the Company, and (ii) Neil D. Austin, Esq., Vice President, General Counsel and Secretary of the Company, substantially in the forms of Exhibits B and C, respectively, hereto. Each such counsel shall state in its opinion that Skadden, Arps, Slate, Meagher & Flom, in delivering their opinion pursuant to
Section 7(e) hereof, may rely on such opinions as to matters concerning Pennsylvania law.

                           (e) The Representatives shall have received an
opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, in form and substance reasonably satisfactory to the Representatives covering such matters as are customarily covered in such opinions.

                           (f) Prior to the time this Agreement is executed, the
Representatives shall have received from the Accountants and from Coopers & Lybrand and KPMG, as independent accountants to Actron Group Limited, customary comfort letters, dated the date of this Agreement, in form and substance reasonably satisfactory to the Representatives and their counsel with respect to the financial statements and certain financial information of the Company and the Subsidiaries or the Actron Group Limited contained in the Prospectus.

                           (g) On the Closing Date, the Representatives shall
have received from the Accountants in form and substance reasonably satisfactory to the Representatives and counsel to the Underwriters and dated as of the Closing Date, to the effect that they reaffirm the statements made in the letters furnished pursuant to Section 8(f), except that the specified date referred to shall be the Closing Date.

                           (h) The Underwriters shall have received a
certificate of the Company, dated the Closing Date, executed on its behalf by the Company's Chief Financial Officer or the Company's Chief Executive Officer and either (x) the Company's Chairman of the Board or (y) an Executive Vice President of the Company to the effect that:

                                    (i) Each signer of such certificate has
                  carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not, with respect to the Company and the Subsidiaries, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading and (B) since the Effective Date no event has occurred with respect to the Company or the Subsidiaries as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

                               (ii) Each of the representations and warranties
                  of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects (it being agreed that where any such representation or warranty already includes a Material Adverse Effect or materiality exception, no further materiality exception is permitted by this clause);

                              (iii) Each of the covenants required herein to be
                  performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with; and

                               (iv) No stop order suspending the effectiveness
                  of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or qualification or exemption from qualification of the Shares under the securities or Blue Sky laws of any jurisdiction is in effect and no proceedings for such purpose are pending, threatened or, to the knowledge of the Company, contemplated by any securities or other governmental authority in any jurisdiction; and all requests for additional information on the part of the Staff of the Commission or any such authorities have been complied with to the satisfaction of the Staff of the Commission or such authorities.

                           (i)      The Shares shall be qualified for sale in
such jurisdictions and states as the Representatives shall have requested pursuant to Section 4(e), each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Closing Date.

                           (j)      The Shares shall have been approved for
listing on the NYSE, subject only to notice of issuance.

                           (k)      The Underwriters and counsel for the Under-
writers shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

                  All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and their counsel. The Company shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriters and counsel for the Underwriters shall reasonably request.

                  8.       Indemnification and Contribution.

                           (a)      The Company agrees to indemnify and hold
harmless each Underwriter and each of its partners, officers, directors, associates, affiliates, subsidiaries, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments and expenses and any action in respect thereof (including, but not limited to, any loss, claim, damage, liability, judgment, expense or action relating to purchases and sales of Shares), joint or several, which is directly or indirectly caused by, is related to, arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, any amendment or supplement thereto, executed by the Company or based upon information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof (each, an "Application") or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein (A) in the case of the Registration Statement, any amendment or supplement to the Registration Statement or any Application, not misleading and (B) in the case of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, not misleading in light of the circumstances under which they were made, and shall reimburse as incurred each Underwriter and each such controlling person for any legal and other expenses incurred in investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability, judgment or action; provided, however, that the Company shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage, liability, judgment or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Underwriter specifically for inclusion therein; and provided further that, as to any Preliminary Prospectus that has been amended or supplemented as provided herein, this indemnity agreement shall not inure to the benefit of any such person, on account of any loss, claim, damage, liability, judgment, expense or action arising out of the sale of Shares to any person by such Underwriter if (A) such Underwriter, where permitted by law, failed to send or give a copy of the Prospectus as so amended or supplemented to that person at or prior to the confirmation of the sale of such Shares to such person and (B) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus (or in any amendment or supplement thereto) (but only if the sale to such person occurred after the Company provided such Underwriter with copies of such amendment or supplement for distribution), unless such failure resulted from the noncompliance by the Company with Section 4(b) or Section 4(d) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                           (b)      Each Underwriter, severally and not jointly,
will indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities, judgments or expenses, joint or several, (and actions in respect thereof), insofar as such losses, claims, damages, liabilities, judgments or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein

(A) in the case of the Registration Statement, any amendment or supplement to the Registration Statement, not misleading and (B) in the case of any Preliminary Prospectus or the Prospectus, not misleading in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company and any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, judgment or any action in respect thereof. This indemnity shall be in addition to any liability which such Underwriter may otherwise have.

                           (c)      Promptly after receipt by an indemnified
party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify in writing such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 8 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have em-ployed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or
(ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this
Section 8 in writing in which case the indemnified party may effect such a settlement without such consent.

                           (d)      If the indemnification provided for in the
preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total commissions received by the Underwriters. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, and any other equita-ble considerations appropriate in the circumstances. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total commissions received by it with respect to the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this paragraph (d), each person, if any, who controls a Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company, subject in each case to this paragraph
(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this
Section 8(d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

                  9. Default of Underwriters. If one or more Under-writers default in their obligations to purchase Firm Shares or Option Shares hereunder and the aggregate number of such Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Shares or Option Shares to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the First Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Shares or Option Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Shares that is more than ten percent of the aggregate number of Firm Shares or Option Shares, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representatives are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives) of the Shares with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representatives shall have the right to postpone the First Closing Date or the Option Closing Date, as the case may be, established as provided in Section 9 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

                  10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriters or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 4 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. The obligations of the Underwriters under this Agreement may be terminated at any time prior to the Closing Date by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares, in the sole discretion of the Underwriters:

                               (i) the Company shall have failed, refused or
                  been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto;

                               (ii) trading in any equity securities of the
                  Company shall have been suspended by the Commission or by an exchange that lists the Common Stock;

                               (iii) trading in securities generally on the
                  NYSE, the American Stock Exchange, the over-the-counter market, the LSE or the International Stock Exchange of the United Kingdom shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority;

                               (iv) a general banking moratorium shall have been
                  declared by Federal, New York State or United Kingdom authorities; or

                               (v) any material adverse change in the financial
                  or securities markets in the United States or United Kingdom or any outbreak or escalation of hostilities or declaration by the United States or the United Kingdom of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 6 and 8.

                  12. Notices. All communications hereunder shall be in writing and, if sent to the Representatives, shall be mailed or delivered or telecopied and confirmed in writing to their address set forth on the first page hereof, Attention: Melvyn Rowe, and if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to the Company at 101 Wolf Drive, P.O.
Box 188, Thorofare, New Jersey 08086  Attention: Neil D. Austin,
General Counsel.

                  13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8(a) of this Agreement shall also be for the benefit of any person named therein and (ii) the indemnities of the Underwriters contained in Section 8(b) of this Agreement shall also be for the benefit of the persons named therein. No purchaser of Shares shall be deemed a successor because of such purchase. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

                  14. Certain Definitions. For purposes of this Agree-ment, (a) "business day" means any day on which the NYSE is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Securities Act.

                  15.      Governing Law; Submission to Jurisdiction.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  17. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validi-ty, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  18. WAIVER OF JURY TRIAL. THE COMPANY AND THE UNDERWRITERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                                 Very truly yours,


                                                 CHECKPOINT SYSTEMS, INC.


                                                 By:___________________________
                                                    Name:
                                                    Title:


Accepted:

NATWEST SECURITIES LIMITED
ALEX. BROWN & SONS INCORPORATED
DEUTSCHE MORGAN GRENFELL/C.J. LAWRENCE INC.
PAINEWEBBER INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
HD BROUS & CO., INC.
For themselves and, as representatives,
for each of the several Underwriters


BY:  NATWEST SECURITIES LIMITED


         By:________________________________
            Name:
            Title:

                                   SCHEDULE I


                                  Underwriters
                                  ------------




                                                                 Number of
                                                                 Firm Shares
                                                                 -----------

NatWest Securities Limited.....................................

Alex. Brown & Sons Incorporated................................

Deutsche Morgan Grenfell/C. J. Lawrence Inc....................

PaineWebber Incorporated.......................................

Raymond James & Associates, Inc................................

HD Brous & Co., Inc............................................
                                                                 ---------
    Total......................................................  3,500,000

                                                                  EXHIBIT A


                    SUBSIDIARIES OF CHECKPOINT SYSTEMS, INC.
                    ----------------------------------------


Checkpoint Systems of Puerto Rico, Inc. - Delaware
Checkpoint Caribbean, Inc. - Delaware
Checkpoint FSC, Inc. - Virgin Islands
Electronic Signatures, Inc. - Delaware
Checkpoint International, Inc. - Delaware
Checkpoint Newco Limited - Canada
Checkpoint Canada, Inc. - Canada
Checkpoint Systems, S.A. - Argentina
Neil Acquisition, S.A. - Argentina
Checkpoint de Mexico, S.A. de C.V. - Mexico
Checkpoint Systems Belgium N.V. - Belgium
Checkpoint Systems France SARL - France
Checkpoint Systems Deutschland - Germany
Checkpoint Systems Nederland B.V. - The Netherlands
Checkpoint Holland Holding B.V. - The Netherlands
Checkpoint Holland Trading B.V. - The Netherlands
Checkpoint Systems Europe B.V. - The Netherlands
Checkpoint Systems International B.V. - The Netherlands
ID Systems Productie B.V. - The Netherlands
Checkpoint Systems Scandinavia A.B. - Sweden
Checkpoint Systems U.K. Limited - United Kingdom
Checkpoint Systems Australia PTY LTD - Australia
Punto De Control Checkpoint, S.A. - Spain
Checkpoint AG Switzerland - Switzerland
Alarmex, Inc. - Minnesota
Actron Group Limited and Related Subsidiaries - United
  Kingdom and other countries
Checkpoint Systems Norge - Norway
Mercatec Sistemas e Comercio de Equipamentos
  Electronics Ltda. - Brazil



                                       A-1